Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	February 26, 2007
Company:	National Bancshares Corporation
112 West Market Street
Orrville, Ohio 44667
Contact:	David C. Vernon
President and CEO
Phone:	330.682.1010
Fax:	330.684.2154
National Bancshares Reports 2006 Results
Highlights
•	Total assets increased 0.48% or $1.5 million during 2006 to $308.4 million at December 31, 2006.

•	Total Loans decreased $7.1 million or 3.7% during 2006.

•	Total deposits decreased by 0.72% or $1.8 million during 2006 to $247.7 million at December 31, 2006.

•	Net interest income declined 6.57% or $785 thousand during 2006.

•	Net income declined $936 thousand or $0.42 per basic and diluted share during 2006.
ORRVILLE, Ohio, February 26, 2007 — National Bancshares Corporation (OTC: NBOH), the holding company of First National Bank (www.fnborrville.com) reported results for the fiscal year ending December 31, 2006.
During 2006, net income decreased $936 thousand or 44.6% from $2.1 million in 2005 to $1.2 million in 2006. Basic and diluted earnings per share decreased from $0.94 per share in 2005 to $0.52 per share in 2006. The decline in net income is the result of increased interest expense, a decrease in noninterest income and increased noninterest expenses.
Total interest and dividend income increased $1.1 million or 6.7% over 2005. Interest and fees on loans increased by $376 thousand or 3.1%, because of the increase in interest rates on loans, even though total loans declined. During 2006, interest on Federal funds increased by $198 thousand or 82.0% due to increasing interest rates and more funds invested in this category. Investment security income (dividends and interest) increased by $507 thousand or 14.1% over 2005. Much of this increase is attributable to an increase in the balance of investment securities on hand throughout the year.
Interest expense increased by $1.9 million or 45.2% during 2006, as the Bank continued to experience a shift from lower interest rate deposits to higher paying interest rate deposits. This shift alone, accounted for a $1.8 million increase in interest expense. Additionally, interest on short-term borrowings increased $137 thousand or 156.4% as a result of an increase in repurchase agreements caused by business customers increasing their utilization of the Banks cash management services.
Noninterest income decreased $148 thousand or 8.2% during 2006. The decline resulted from fewer gains on securities sold, fewer gains realized from the sale of other real estate, decreased deposit fees and miscellaneous services, and decreased gains on the sale of loans, primarily mortgage loans.
Noninterest expenses increased $368 thousand or 3.4% during 2006. Much of the increase was attributed to non-recurring charges of $220 thousand for severance payments to the retired President and CEO, a $124 thousand charge for the impairment of real property owned, increased marketing expenses, and increased director’s pension plan expenses.

Balance Sheet Activity
Total assets increased $1.5 million or 0.5% from 2005 to 2006. This increase was a result of increased investment securities and an increase in Federal funds sold. Federal funds sold increased even though $3.0 million in Federal Home Loan Bank borrowing was repaid during 2006. The increase in securities and liquid assets was offset by a decline in net loans, and cash and due from banks. Net loans decreased by $7.1 million or 3.7% from 2005 to 2006. The decline resulted from loan payoffs and decreased loan demand. Much of the decline in net loans was attributed to a decline in real estate loans. Residential loans decreased by $4.9 million or 5.4% and commercial real estate loans decreased $1.9 million or 4.0% when comparing 2006 to 2005.
The allowance for loan losses increased $90 thousand or 4.7% during 2006 to $2.0 million at December 31, 2006. Although total loan balances declined, the portion of the provision that is directly associated with classified loans has increased slightly since December 2005.
Total investment securities increased by $9.0 million or 11.7% at December 31, 2006 when compared to December 31, 2005. The increase was funded by funds received from loan payoffs. In order to more effectively manage investment securities and to be in a better position to react to market conditions, at December 31, 2006, all investment securities are classified as available for sale.
Although total deposits declined by $1.8 million or 0.7%, due to a decline in savings and noninterest-bearing demand accounts, the increase in total liabilities of $1.5 million or 0.5% was the result of increased repurchase agreements caused by business customers increasing their use of the Bank’s cash management services, increased interest-bearing deposits and increased time deposits. During 2006, customers continued moving funds from low interest-bearing deposit accounts to higher interest-bearing deposit accounts.
National Bancshares Corporation’s subsidiary, First National Bank, is headquartered in Orrville, Ohio, with fourteen banking offices located in Orrville, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Massillon, Lodi and Seville.
Forward-looking Statements — This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include factors such as changes in the competitive marketplace, changes in the interest rate environment, economic conditions, changes in the regulatory environment, changes in business conditions and inflation, risks associated with credit quality and other factors discussed in the Company’s filings with the Security and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. The Company disclaims any obligation to publicly update or revise any forward-looking statements on the occurrence of future events, the receipt of new information, or otherwise.

NATIONAL BANCSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
ASSETS
Cash and due from banks	$8,955,348	$10,985,160
Federal funds sold	9,820,000	8,780,000

Total cash and cash equivalents	18,775,348	19,765,160
Securities available for sale	85,999,869	60,091,913
Securities held to maturity (fair value: 2005 - $17,115,020)	—	16,917,133
Federal bank stock	3,120,750	2,987,050
Loans, net of allowance for loan losses: 2006 - $1,993,077; 2005 - $1,902,828	184,481,374	191,538,419
Premises and equipment, net	5,548,672	5,201,211
Other real estate owned	103,334	103,334
Goodwill	4,722,775	4,722,775
Identified intangible assets	890,635	1,136,613
Accrued interest receivable	1,750,327	1,621,306
Cash surrender value of life insurance	2,498,708	2,415,910
Other assets	466,261	380,184

	$308,358,053	$306,881,008

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing	$44,238,007	$47,143,340
Interest-bearing	203,442,690	202,344,481

Total deposits	247,680,697	249,487,821
Repurchase agreements	7,901,666	2,359,521
Federal Reserve note account	842,819	592,763
Federal Home Loan Bank advances	14,000,000	17,000,000
Accrued expenses and other liabilities	3,252,601	2,787,478

Total liabilities	273,677,783	272,227,583
Shareholders’ equity
Common stock, no par value; 6,000,000 shares authorized; 2,289,528 shares issued	11,447,640	11,447,640
Additional paid-in capital	4,689,800	4,689,800
Retained earnings	19,901,163	20,067,339
Treasury stock, at cost (55,040 shares)	(1,189,493)	(1,189,493)
Accumulated other comprehensive income (loss)	(168,840)	(361,861)

Total shareholders’ equity	34,680,270	34,653,425

	$308,358,053	$306,881,008

NATIONAL BANCSHARES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Interest and dividend income
Loans, including fees	$12,619,512	$12,243,402	$11,098,476
Federal funds sold	440,485	242,047	75,138
Securities:
Taxable	3,298,849	2,727,098	3,213,539
Nontaxable	797,701	862,648	924,846

Total interest and dividend income	17,156,547	16,075,195	15,311,999
Interest expense
Deposits	4,967,182	3,145,320	2,473,832
Short-term borrowings	224,866	87,712	15,037
Federal Home Loan Bank advances	803,105	895,357	857,453

Total interest expense	5,995,153	4,128,389	3,346,322

Net interest income	11,161,394	11,946,806	11,965,677
Provision for loan losses	160,000	159,233	177,500

Net interest income after provision for loan losses	11,001,394	11,787,573	11,788,177
Noninterest income
Checking account fees	985,131	970,329	790,928
Visa check card interchange fees	205,269	176,677	137,999
Deposit and miscellaneous service fees	170,051	197,825	153,646
Securities gains, net	43,469	109,035	432,915
Gain on sale of loans	17,315	43,548	67,379
Gain on sale of other real estate owned	(29,333)	19,603	—
Other	261,360	284,183	312,446

Total noninterest income	1,653,262	1,801,200	1,895,313
Noninterest expense
Salaries and employee benefits	5,855,558	5,764,959	5,351,230
Data processing	920,216	870,954	815,870
Net occupancy	829,892	913,389	873,929
Marketing	416,721	301,154	181,526
Franchise tax	361,959	372,388	355,469
Maintenance and repairs	293,658	382,250	262,777
Telephone	262,720	227,788	215,372
Professional and consulting fees	248,588	272,476	166,200
Amortization of intangibles	245,978	249,964	267,509
Dues, subscriptions and fees	240,399	207,977	185,879
Director fees	213,277	152,122	139,611
Stationary, printing and office supplies	204,010	197,280	214,327
Postage, express and freight	178,058	173,191	158,610
Director pension	167,200	142,967	55,916
Loss on customer accounts	146,148	80,220	30,553
Impairment charge for property	124,087	—	—
Other	645,193	676,536	622,684

Total noninterest expense	11,353,662	10,985,615	9,897,462

Income before income taxes	1,300,994	2,603,158	3,786,028
Income tax expense	137,098	503,348	875,288

Net income	$1,163,896	$2,099,810	$2,910,740

Weighted average common shares outstanding	2,234,488	2,234,488	2,234,488

Basic and diluted earnings per common share	$0.52	$0.94	$1.30

7